UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: October 31, 2005 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2005

EON LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31333	13-3653818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (516) 478-9700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of the Registrant.

On July 21, 2005, Novartis AG (“Novartis AG”) announced that Zodnas Acquisition Corp. (“Zodnas”), an indirect wholly owned subsidiary of Novartis AG, had successfully completed its tender offer for the outstanding public shares of Eon Labs, Inc. (the “Company”) pursuant to the terms of the previously announced merger agreement (the “Merger Agreement”), dated as of February 20, 2005, by and among the Company, Zodnas, Novartis AG and Novartis Corporation (“Novartis”). The tender offer expired at 5:30 pm New York City time on July 20, 2005. In addition, Novartis also completed its purchase of the approximately 67.7 percent stake in the Company owned by Santo Holding (Deutschland) GmbH (“Santo”).

According to the announcement, based on a preliminary count by the depositary for the tender offer there were tendered and not withdrawn 26,198,976 shares of the common stock of the Company as of 5:30 pm New York City time on July 20, 2005, and an additional 839,738 shares were guaranteed to be delivered within the next three days. These shares represent approximately 30.4% of the total outstanding shares of the common stock of the Company and, together with the approximately 67.7 percent stake purchased from Santo, represent approximately 97.9% of the total outstanding shares of the Company’s common stock.

Novartis AG stated that it expects to complete the merger of Zodnas with the Company within the next several days in accordance with Delaware’s short-form merger statute. As a result of the merger, each remaining outstanding share of the Company (other than shares held by stockholders who did not tender their shares in the tender offer and who comply with all of the relevant provisions of Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive the same $31.00 per share in cash, without interest.

The information contained in Item 5.02 below is incorporated herein by reference. The other information required by Item 5.01(a) of Form 8-K is contained in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on May 23, 2005 (as amended, the “Schedule 14D-9”) and such information is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Thomas Strüngmann, Ph.D., Frank F. Beelitz and Bernhard Hampl, Ph.D. have resigned from the Board of Directors (the “Board of Directors”) of the Company, effective as of July 21, 2005. The resignations followed the completion by Zodnas of its tender offer for the public shares of the Company pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, the remaining members of the Board of Directors unanimously appointed Terrence Barnett, Urs Naegelin, and Andreas Rummelt, who are designees of Novartis, to fill the resulting vacancies on the Board of Directors. These newly appointed directors have not yet been assigned to serve on any committee of the Board of Directors.

The biographical and other information with respect to Messrs. Barnett, Naegelin and Rummelt required by Item 5.02(d) of Form 8-K is contained in the Section 14(f) Information Statement included as Annex I to the Schedule 14D-9, and such information is incorporated herein by reference.

On July 21, 2005, the Company issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing these changes in the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit	Description

99.1	Press Release issued by Eon Labs, Inc. on July 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2005

EON LABS, INC.

By:		/s/ William F. Holt
	Name:	William F. Holt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by Eon Labs, Inc. on July 21, 2005.